EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated February 28, 2013, with respect to the consolidated financial statements and internal control over financial reporting included in the Annual Report of Acacia Research Corporation on Form 10-K for the year ended December 31, 2012. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Acacia Research Corporation on Forms S-3 (File No. 333-122452, effective February 1, 2005, File No. 333-157623, effective April 27, 2010, File No. 333-173045, effective March 24, 2011, File No. 333-180858, effective April 20, 2012) and on Forms S-8 (File No. 333-102181, effective December 23, 2002, File No. 333-109352, effective October 1, 2003, File No. 333-119811, effective October 19, 2004, File No. 333-127583, effective August 16, 2005, File No. 333-131463, effective February 1, 2006, File No. 333-140280, effective January 29, 2007, File No. 333-144754, effective July 20, 2007, File No. 333-149849, effective March 21, 2008, File No. 333-157626, effective March 2, 2009, File No. 333-165110, effective March 1, 2010, File No. 333-172538, effective March 1, 2011, File No. 333-179010, effective January 13, 2012).

/s/ GRANT THORNTON LLP

Irvine, California
February 28, 2013